Exhibit 99.1

Antero Resources Announces Appointment of Paul J. Korus to the Board of Directors

Denver, Colorado, December 10, 2018—Antero Resources Corporation (NYSE: AR) (“Antero” or the “Company”) today announced that Paul J. Korus has been appointed to its board of directors (the “Board”), as a Class II director, effective as of December 7, 2018. Mr. Korus is an independent director under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission and the applicable listing standards of the New York Stock Exchange.

Mr. Korus was the Senior Vice President and Chief Financial Officer of Cimarex Energy from September 2002 until his retirement in 2015, and held the same positions with its predecessor, Key Production Company, from 1999 through 2002. Mr. Korus was a senior research analyst with Petrie Parkman & Co from 1995 through 1999.  He also held positions in corporate planning and investor relations with Apache Corporation for thirteen years from 1982 to 1995.  Mr. Korus graduated with a Bachelor of Science in Economics and a Master of Science in Accounting from the University of North Dakota.

Paul M. Rady, Chairman and CEO of Antero commented, “We are very excited to add Paul to the Board of Antero Resources.  Paul’s extensive background in the oil and gas industry and his strong financial expertise will be a valuable asset to Antero and our shareholders. Adding another independent director to the Board with Paul’s credentials further strengthens our commitment to good corporate governance at Antero.”

“I am thrilled to join the Board of Antero, a leader in Appalachia with a forward-thinking management team and a bright future ahead. Antero’s leadership, acreage footprint and integrated business strategy present a tremendous opportunity.  I look forward to representing the shareholders and working with the Board to oversee the execution of the company’s business plan,” said Korus.

Mr. Korus’ appointment increases the size of the Board to ten directors, eight of whom are independent directors under the director independence standards of the NYSE and five of whom are independent by audit committee standards. Mr. Korus will be a member of the Board’s Audit Committee.

This release includes “forward-looking statements.”  Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond Antero’s control.  All statements, except for statements of historical fact, made in this release regarding activities, events or developments Antero expects, believes or anticipates will or may occur in the future, such as Antero’s ability to execute its business plan, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All forward-looking statements speak only as of the date of this release. Although Antero believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

Antero cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control, incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating natural gas and oil reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under the heading “Item 1A. Risk Factors” in Antero’s Annual Report on Form 10-K for the year ended December 31, 2017.

Antero Resources is an independent natural gas and oil company engaged in the acquisition, development and production of unconventional liquids-rich natural gas properties located in the Appalachian Basin in West Virginia and Ohio. The Company’s website is located at www.anteroresources.com.  For more information, contact Michael Kennedy — SVP — Finance, at (303) 357-6782 or mkennedy@anteroresources.com.